UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2016

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	000-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2016, the Compensation Committee of the Board of Directors of United Community Financial Corp. (the “Company”) approved the United Community Financial Corp. Deferred Compensation Plan, Amended and Restated Effective January 1, 2017 (the “DCP”), effective January 1, 2017. The DCP amends and restates the Company’s existing Deferred Compensation Plan, which was effective January 1, 2016. The terms of the prior Deferred Compensation Plan continue to apply for amounts deferred prior to January 1, 2017. The terms of the DCP apply for all amounts deferred on or after January 1, 2017.

The DCP is an unfunded deferred compensation plan for a select group of key management or highly compensated employees, including named executive officer, of the Company and its affiliates. The DCP provides additional deferral and employer contribution opportunities and certain other changes. Under the DCP certain eligible employees now have the opportunity to defer receipt of all or a portion of their base salary and bonus compensation. The DCP’s purpose is to provide a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), including named executive officers, of the Company and participating affiliates, who contribute significantly to the future business success of the Company and its affiliates, with supplemental retirement income benefits through the elective deferral of base salary and bonus compensation and through discretionary employer contributions in order to further long-term growth of the Company. The DCP allows certain senior level employees to defer receipt of certain compensation, keeping their financial interests aligned with the Company, and providing them with a long-term incentive to continue providing services to the Company.

The DCP is an unfunded, non-qualified benefit arrangement designed to provide participants with the opportunity to make elective deferrals and receive employer contributions that such participants would have been able to make and receive under The Home Savings & Loan Company 401(k) Savings Plan (“401(k) Plan”) but for certain Internal Revenue Code (“Code”) limitations.

The DCP provides for three types of contributions: (1) elective deferrals, (2) employer matching contributions, and (3) employer nonelective contributions. The DCP provides a participant with the opportunity to elect to defer into the DCP (i) excess contributions (as defined in Code section 401(k)(8)), excess deferrals (as defined in Code section 402(g)(2)(A)), and excess annual additions (under Code section 415) that are distributable to the participant from the 401(k) Plan, and (ii) for eligible participants selected by the Compensation Committee, base salary and bonus compensation (and for which a matching contribution may apply) as well as certain non-deductible amounts under Code section 162(m).

A participant who had his or her matching contributions limited under the 401(k) Plan due to limitations imposed by the nondiscrimination testing requirements (and who makes a timely election) will receive an employer contribution equal to the difference between the matching contribution the participant would have received under the 401(k) Plan if the nondiscrimination testing limitations had not been imposed and the matching contribution the participant actually received. A participant who has his or her employer nonelective contribution limited under the 401(k) Plan due to limitations imposed by the nondiscrimination testing requirements (and who makes a timely election) will receive an employer contribution equal to the difference between the employer nonelective contribution the participant would have received under the 401(k) Plan if the nondiscrimination testing limitations had not been imposed and the nonelective contributions the participant actually received.

If a participant is eligible to defer base salary and/or bonus compensation, and makes a timely election to defer such amounts, the Company may match such deferrals at the rate utilized by the 401(k) Plan for amounts deferred under that plan.

Participants may make hypothetical investments of their hypothetical deferred amounts and any employer matching contribution. The ultimate benefit for a participant will depend on the hypothetical contributions on the participant’s behalf and the hypothetical earnings thereon. Earnings are calculated based on hypothetical investment options which are expected to be real-world mutual funds. It is not anticipated that hypothetical investment in Company stock will be available. The Company may set aside funds in a so-called Rabbi Trust to provide a resource for paying benefits.

A participant is 100% vested in elective deferrals made to the DCP but generally must complete three years of service to be vested in employer contributions made to the DCP. A participant will become 100% vested in employer contributions upon death, change in control (as defined in the DCP) and attainment of age 65.

A participant is entitled to a distribution from the DCP upon the earlier of the date the participant separates from service (as defined in the DCP) with the Company and its affiliates, the DCP termination, or the participant’s death. Distributions due to separation from service are delayed until the first day of the seventh month following separation regardless of whether the participant is a “specified employee.” Distributions of corrective amounts from the DCP due to separation from service generally are paid in three substantially equal annual installment payments, while distributions from the DCP to a beneficiary upon the death of a participant will be paid in a lump sum payment as soon as administratively feasible following the participant’s death. If a participant is eligible to defer salary and/or bonus compensation, the participant may have two additional distribution options. First, the participant may elect to have distributions commence on a designated date (provided that date occurs before any other payment event) as a lump sum or in three substantially equal annual installments. Second, the participant may be permitted to elect payment in eleven substantially equal annual installments following a separation from service.

A copy of the United Community Financial Corp. Deferred Compensation Plan, Amended and Restated Effective January 1, 2017, is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	United Community Financial Corp. Deferred Compensation Plan, Amended and Restated Effective January 1, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra General Counsel & Secretary

Date: January 6, 2017

Exhibit Index

Exhibit No.	Description

10.1	United Community Financial Corp. Deferred Compensation Plan, Amended and Restated Effective January 1, 2017